UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	January 7, 2010

BENIHANA INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26396	65-0538630
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8685 Northwest 53rd Terrace, Miami, Florida	33166
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(305) 593-0770

None
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of January 13, 2010, the Board of Directors of Benihana Inc. (the “Company”) appointed Gene R. Baldwin as interim Chief Financial Officer of the Company for an indefinite term.  Mr. Baldwin replaces Jose I. Ortega, who resigned as Vice President – Finance, Chief Financial Officer and Treasurer, effective as of January 13, 2010.

Mr. Baldwin, age 60, has served as a partner of CRG Partners Group, LLC and its predecessors (“CRG”), a provider of financial advisory, corporate improvement and related services, since 2002.  During the performance of his duties as interim CFO, Mr. Baldwin will continue as a partner of CRG and the Company will compensate Mr. Baldwin through CRG.  As a result, Mr. Baldwin will not receive any compensation directly from the Company and will not participate in any of the Company’s employee benefit plans.  The Company will compensate CRG for Mr. Baldwin’s services at the rate of $525 per hour.  CRG and Mr. Baldwin have been engaged by and performing consulting services for the Company since November 2009.  The Board of Directors has commenced a search for a permanent Chief Financial Officer.

As a partner of CRG, Mr. Baldwin has served in various senior-executive roles managing companies through complex operational and financial restructuring including, from September 2007 to June 2008, as chief restructuring officer and interim chief executive officer of American Restaurant Group, Inc., an 82 unit steakhouse chain and, from December 2005 to October 2006, as president and chief restructuring officer of a 360 unit franchised quick service restaurant chain.  Mr. Baldwin also served, from December 2008 to March 2009, as a financial advisor to a 130 unit casual dining chain and, from August 2002 to September 2003, as a financial advisor and interim chief operating officer of Furrs Restaurant Group, Inc., a 91 unit cafeteria chain.

Effective as of January 13, 2010, Juan C. Garcia resigned as President and Chief Administrative Officer of the Company and Richard C. Stockinger, the Chief Executive Officer of the Company, was appointed President of the Company.  The position of Chief Administrative Officer has been eliminated.

On January 7, 2010, the Board of Directors of the Company approved an increase to Mr. Stockinger’s annual base salary from $350,000 to $500,000 retroactive to the commencement of his employment on February 9, 2009.  In addition, the Board approved immediate termination of Mr. Stockinger’s $7,500 monthly relocation allowance.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Exhibit
99.1	Press Release of Benihana Inc. dated January 13, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BENIHANA INC.

Dated: January 13, 2010	By:	/s/ Richard C. Stockinger
Richard C. Stockinger Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Press Release of Benihana Inc. dated January 13, 2010